UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2017 (September 29, 2017)

Riot Blockchain, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

834-F South Perry Street, Suite 443 Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 794-2000

 Bioptix, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01

goNumerical Ltd Investment

On September 29, 2017, Bioptix, Inc. (the “Company”) entered into a series of agreements including a Subscription Agreement and Amended and Restated Unanimous Shareholder Agreement in connection with the purchase of $3,000,000 of units of goNumerical Ltd. (“goNumerical”), a leading Canadian Blockchain company known as Coinsquare Ltd., one of Canada’s leading exchanges for trading digital currencies.  Each unit consists of (i) one share of goNumerical and (ii) a purchase warrant exercisable into such number of shares of stock at the exercise price and with such other terms and conditions as are acceptable to the Company The news release announcing the strategic investment is attached as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 2, 2017 the Board of Directors of the Company approved a merger (the “Merger”) of the Company with its wholly-owned subsidiary, Riot Blockchain, Inc., a Nevada corporation (the “Merger Sub”), solely for the purpose of changing the name of the Company. Upon consummation of the Merger, the separate existence of Merger Sub ceased.

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the purpose of the Merger was to effect a change of the Company’s name to Riot Blockchain, Inc. from Bioptix, Inc. Upon the filing of Articles of Merger (the “Articles of Merger”) with the Secretary of State of Nevada on October 4, 2017, the Company’s Articles of Incorporation were amended to reflect the change in the Company’s corporate name to Riot Blockchain, Inc.

Item 8.01  Other Events

Cash Dividend

On October 2, 2017, the Company’s Board of Directors approved a cash dividend pursuant to which, the holders of the Company’s common stock, no par value per share (the “Common Stock”), and Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), as of the close of business on October 13, 2017 shall receive $1.00 for each share of Common Stock, including each share of Common Stock that would be issuable upon conversion of the Series A Preferred Stock, on an as converted basis. .  The payment date for the special cash dividend shall be on or about October 18, 2017, or such other date or dates as are authorized by the Board of Directors, as required for approval by NASDAQ.  Equity Stock Transfer has been appointed payment agent for purposes of overseeing payment of the dividend.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Articles of Merger, as filed with the Secretary of State of the State of Nevada
99.1	Press Release dated October 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
October 4, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer